Exhibit 10.1

EXECUTION VERSION

Ferrellgas Partners, L.P.
Ferrellgas Partners Finance Corp.

$175,000,000

8⅝% Senior Notes due 2020

PURCHASE AGREEMENT

dated January 24, 2017

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Capital One Securities, Inc.

Fifth Third Securities, Inc.
 J.P. Morgan Securities LLC
Wells Fargo Securities, LLC

SunTrust Robinson Humphrey, Inc.
 BMO Capital Markets Corp.
PNC Capital Markets LLC

PURCHASE AGREEMENT

January 24, 2017

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

 As Representative of the
several Initial Purchasers listed
in Schedule A hereto

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Introductory.  Ferrellgas Partners, L.P., a Delaware limited partnership (the “Company”), and Ferrellgas Partners Finance Corp., a Delaware corporation (“Finance Corp.,” and together, with the Company, the “Issuers”), propose to issue and sell to the several Initial Purchasers named in Schedule A (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $175,000,000 aggregate principal amount of the Issuers’ 8⅝% Senior Notes due 2020 (the “Securities”). Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) has agreed to act as representative (the “Representative”) of the several Initial Purchasers in connection with the offering and sale of the Securities.

The Securities will be issued pursuant to an Indenture, dated as of April 13, 2010, by and among the Issuers and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of April 13, 2010, and a Second Supplemental Indenture, dated as of the Closing Date (as defined in Section 2 hereof) (collectively, the “Indenture”). The Securities will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a blanket letter of representations and the riders thereto, to be dated on or before the Closing Date (the “DTC Agreement”), among the Issuers, the Trustee and the Depositary.

The Issuers have previously issued $280,000,000 aggregate principal amount of their 8⅝% Senior Notes due 2020 under the Indenture and subsequently redeemed $98,000,000 in principal amount of such notes, leaving $182,000,000 aggregate principal amount of the 8⅝% Senior Notes due 2020 currently outstanding (the “Existing Securities”). The Securities offered by the Issuers pursuant to this Purchase Agreement constitute an issuance of “Additional Notes” under the Indenture. Except as otherwise described in the Pricing Disclosure Package (as defined below), the Securities offered by the Issuers pursuant to this Purchase Agreement will have identical terms to the Existing Securities and will be treated as a single class of “Notes” for all purposes under the Indenture.

The Issuers intend to use the proceeds of the offering of the Securities to repay borrowings under the secured credit agreement, dated as of November 2, 2009 (as amended, the

“Credit Facility”), of Ferrellgas, L.P., the Company’s operating partnership (the “Operating Partnership”).

The holders of the Securities will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (the “Registration Rights Agreement”), among the Issuers and the Initial Purchasers, pursuant to which the Issuers will agree to file with the Commission (as defined below), under the circumstances set forth therein, (i) a registration statement (the “Exchange Offer Registration Statement”) under the Securities Act (as defined below) relating to another series of debt securities of the Issuers with terms substantially identical to the Securities (the “Exchange Securities”) to be offered in exchange for the Securities (the “Exchange Offer”) and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement (the “Shelf Registration Statement”) pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Securities, and in each case, to use its reasonable best efforts to cause such registration statements to be declared effective.

The Issuers, the Operating Partnership and Ferrellgas, Inc., a Delaware corporation and the general partner of the Company and the Operating Partnership (the “General Partner” and, together with the Issuers and the Operating Partnership, the “Ferrellgas Parties”) understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Issuers have prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated January 23, 2017 (the “Preliminary Offering Memorandum”), and have prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated the date hereof (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Issuers will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities

Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.

The Ferrellgas Parties hereby confirm their agreements with the Initial Purchasers as follows:

SECTION 1.                            Representations and Warranties.  Each of the Ferrellgas Parties, jointly and severally, hereby represents and warrants to each Initial Purchaser and agrees that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Pricing Disclosure Package and the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a)                                 Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b)                                 None of the Issuers or, to the Issuers’ knowledge, their affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Ferrellgas Parties make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Issuers or, to the Issuers’ knowledge, their Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Ferrellgas Parties make no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Issuers or, to the Issuers’ knowledge, their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Ferrellgas Parties make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Issuers and their Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Ferrellgas Parties make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c)                                  Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Issuers in writing by any Initial Purchaser through the Representative expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be, it being understood and agreed that the only such information is that described in Section 7(b) hereof. The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A(d)(4). The Issuers have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum.

(d)                                 The Issuers have not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Issuers or their agents and representatives (other than a communication referred to in clauses (i) and (ii) below) an “Issuer Additional Written Communication”) other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum, and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a). Each such Issuer Additional Written Communication, when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Issuer Additional Written Communication made in reliance upon and in conformity with information furnished to the Issuers in writing by any Initial Purchaser through the Representative expressly for use in any Issuer Additional Written Communication.

(e)                                  The Issuers’ Annual Report on Form 10-K most recently filed with the Commission and all reports for periods or dates after July 31, 2016, which have been filed by the Company and/or Finance Corp. pursuant to the Exchange Act, when they were filed with the Commission (or if an amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(f)                                   Each of the Ferrellgas Parties has been duly incorporated or formed, as the case may be, and is an existing corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of its state of organization, with power and authority (corporate, limited liability company or partnership, as the case may be) to own its properties and conduct its business as described in the Offering Memorandum; and the General Partner has full corporate power and authority to conduct its business and to act as the general partner of the Company and the Operating Partnership, in each case as described in the Offering Memorandum; and each of the Ferrellgas Parties is duly qualified to do business as a foreign corporation, limited liability company or a limited partnership, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, considering all such cases in the aggregate, would not reasonably be expected to have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Ferrellgas Parties and all of their subsidiaries, taken as a whole (a “Material Adverse Effect”).

(g)                                  Ferrell Companies, Inc. (“FCI”) is the sole stockholder of the General Partner, holding 100% of the issued and outstanding shares of capital stock of the General Partner; such shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable; and FCI owns such shares of capital stock free and clear of all liens, encumbrances, charges or claims (“Liens”) (except for any such Liens that are not, individually or in the aggregate, material to the ownership, use or value of such shares of capital stock or as may have been publicly disclosed prior to the date hereof).

(h)                                 The General Partner is the sole general partner of the Company, with a general partner interest in the Company of 1.0%, and holds all of the incentive distribution rights of the Company (the “Incentive Distribution Rights”); such general partner interest and Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Fourth Amended and Restated Agreement of Limited Partnership of the Company, as amended (as it may be further amended and/or restated at or prior to the time of purchase, the “Partnership Agreement”) and are fully paid (to the extent required by the Partnership Agreement); and the General Partner owns such general partner interest and Incentive Distribution Rights free and clear of all Liens (except (i) for any such Liens that are not, individually or in the aggregate, material to the ownership, use or value of such general partner interest, (ii) as may have been publicly disclosed prior to the date hereof or (iii) for restrictions on transferability contained in the Partnership Agreement).

(i)                                     The limited partners of the Company hold Common Units in the Company representing an aggregate 99.0% limited partner interest; such limited partner interest consists of (as of January 24, 2017) (i) 69,612,939 publicly-traded Common Units (representing an approximate 72% limited partner interest), (ii) 22,776,251 Common

Units (representing an approximate 24% limited partner interest) owned by FCI and (iii) 4,358,475 Common Units (representing an approximate 4% limited partner interest) beneficially owned by James E. Ferrell (such Common Units, collectively, the “Existing Units”); the Existing Units are the only limited partner interests of the Company that are issued and outstanding; all of the Existing Units have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid and non-assessable (except as non-assessability may be affected by certain provisions of the Delaware Revised Uniform Limited Partnership Act); and all of the Existing Units have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

(j)                                    The General Partner is the sole general partner of the Operating Partnership, with a general partner interest in the Operating Partnership of 1.0101%; such general partner interest has been duly authorized and validly issued in accordance with the Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as it may be further amended and/or restated at or prior to the time of purchase, the “Operating Partnership Agreement”) and is fully paid (to the extent required by the Operating Partnership Agreement); and the General Partner owns such general partner interest free and clear of all Liens (except (i) for any such Liens that are not, individually or in the aggregate, material to the ownership, use or value of such general partner interest, (ii) as may have been publicly disclosed prior to the date hereof or (iii) for restrictions on transferability contained in the Operating Partnership Agreement).

(k)                                 The Company is the sole limited partner of the Operating Partnership, with a limited partner interest of 98.9899%; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid and non-assessable (except as such non-assessability may be affected by certain provisions of the Delaware Limited Partnership Act); and the Company owns such limited partner interest free and clear of all Liens (except (i) for any such Liens that are not, individually or in the aggregate, material to the ownership, use or value of such limited partner interest, (ii) as may have been publicly disclosed prior to the date hereof or (iii) restrictions on transferability contained in the Operating Partnership Agreement). No options, warrants or other rights to purchase, agreements or other obligations to issue or rights to convert any obligation into any equity interest in the Operating Partnership are outstanding, and there are no restrictions upon the voting or transfer of any limited partner interests in the Operating Partnership.

(l)                                     The entities listed on Schedule B hereto are the only subsidiaries, direct or indirect, of the Company. Each subsidiary of the Company (other than the Operating Partnership and Finance Corp.) has been duly incorporated or formed, as the case may be, and is an existing corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, with power and authority (corporate or limited liability company, as the case may be) to own its properties and conduct its business as described in the Offering Memorandum; and each subsidiary of the Company (other than the Operating Partnership and Finance Corp.) is duly qualified to do business as a foreign corporation or limited liability company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, considering all such cases in the aggregate, would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock or limited liability company interests, as the case may be, of each subsidiary of the Company (other than the Operating Partnership) has been duly authorized and validly issued and is fully paid and non-assessable (except as non-assessability may be affected by certain provisions of the Delaware Limited Liability Company Act, the Texas Business Organizations Code or the Louisiana Limited Liability Company Act); and the capital stock or limited liability company interests, as the case may be, of each subsidiary owned by the Company (other than the Operating Partnership), directly or through subsidiaries, is owned free from Liens (except for such Liens (i) as are not, individually or in the aggregate, material to the ownership, use or value thereof, (ii) as are granted in connection with the Credit Facility, or (iii) as otherwise disclosed in the Offering Memorandum).

(m)                             The Indenture and the Securities have been duly authorized by the Issuers. On the Closing Date, the Indenture will have been duly executed and delivered by the Issuers and, when the Securities are delivered and paid for pursuant to this Agreement and authenticated in the manner provided for in the Indenture, such Securities will have been duly executed, issued and delivered by the Issuers and the Indenture and the Securities will conform in all material respects to the description thereof contained in the Offering Memorandum, and the Indenture and the Securities will constitute valid and legally binding obligations of the Issuers (assuming the due authorization, execution and delivery of the other parties to the Indenture), enforceable in accordance with their terms, except that the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) limitations under Federal or state securities laws with respect to the rights of indemnification or contribution thereunder, if any, and (iii) general principles of equity (clauses (i) through (iii) collectively, the “Enforceability Exceptions”) and the Securities will be entitled to the benefits of the Indenture.

(n)                                 Each of the Issuers has full power and authority (corporate, limited liability company or partnership, as the case may be) to authorize, issue and sell the Securities as contemplated by this Agreement and to execute and deliver this Agreement, the Securities, the Indenture, the Registration Rights Agreement and the Exchange Securities, as applicable. This Agreement has been duly authorized, executed and delivered by each of the Issuers.

(o)                                 The DTC Agreement has been duly authorized by each of the Issuers and on the Closing Date, will have been duly executed and delivered by each of the Issuers. When the DTC Agreement has been duly executed and delivered by each of the Issuers, it will be the valid and legally binding obligation of the Issuers (assuming the due authorization, execution and delivery of the other parties thereto), enforceable against it in accordance with its terms, except that enforceability thereof may be limited by the Enforceability Exceptions.

(p)                                 The Partnership Agreement has been duly authorized, executed and delivered by the General Partner for itself and as attorney-in-fact for each of the limited partners of the Company pursuant to the powers of attorney granted by the Partnership Agreement, and is a valid and legally binding agreement of the General Partner and the Company, enforceable against the General Partner and the Company in accordance with its terms, except that enforceability thereof may be limited by the Enforceability Exceptions; and the Operating Partnership Agreement has been duly authorized, executed and delivered by the General Partner and the Company and is a valid and legally binding agreement of the General Partner and the Company, enforceable against the General Partner and the Company in accordance with its terms, except that enforceability thereof may be limited by the Enforceability Exceptions.

(q)                                 The Registration Rights Agreement has been duly authorized by each of the Issuers and, on the Closing Date, will have been duly executed and delivered by the Issuers. When the Registration Rights Agreement has been duly executed and delivered by each of the Issuers, it will be the valid and legally binding obligation of each of the Issuers (assuming the due authorization, execution and delivery of the other parties thereto), enforceable against each of them in accordance with its terms, except that enforceability thereof may be limited by the Enforceability Exceptions. On the Closing Date, the Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandum.

(r)                                    The Operating Partnership Agreement has been duly authorized, executed and delivered by the General Partner and the Company and is a valid and legally binding agreement of the General Partner and the Company, enforceable against the General Partner and the Company in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

(s)                                   Except as disclosed in the Offering Memorandum, there are no contracts, agreements or understandings between the Ferrellgas Parties, on the one hand, and any person, on the other hand, that would give rise to a valid claim against any of the Ferrellgas Parties or any Initial Purchaser for a brokerage commission, finder’s fee or other like payment.

(t)                                    Assuming the accuracy of the representations and warranties in Section 2(d) and except as disclosed in the Offering Memorandum, no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Indenture and the Registration Rights Agreement in connection with the issuance and sale of the Securities by the Issuers, except (i) as have been or will be obtained or made on or prior to the Closing Date, (ii) as may be required under federal or state securities laws, (iii) for the filing of the Exchange Offer Registration Statement or the Shelf Registration Statement and the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective or (iv) as the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Issuers to execute, deliver and perform the transactions contemplated by this Agreement, the Indenture and the Registration Rights Agreement, as applicable, in accordance with their terms.

(u)                                 The execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement, and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not (A) conflict with or result in a violation of any of the provisions of the certificate of incorporation, certificate or agreement of limited partnership, limited liability company agreement, articles of formation or by-laws, as the case may be, of the Ferrellgas Parties, (B) conflict with or violate in any material respect any law, rule, regulation, order, judgment or decree applicable to any of the Ferrellgas Parties or any of their respective subsidiaries, or by which any property or asset of any of the Ferrellgas Parties or any of their respective subsidiaries, is or may be bound or (C) result in a breach of any of the terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, any loan or credit agreement, indenture, mortgage, note or other agreement or instrument to which any of the Ferrellgas Parties or any of their respective subsidiaries is a party or by which any of them or any of their respective properties or assets is or may be bound, except, in the case of clause (B) or (C) where such conflict, violation, breach or default will not prevent the consummation of the transactions contemplated by the Indenture, this Agreement and the Registration Rights Agreement and would not reasonably be expected to have a Material Adverse Effect.

(v)                                 Except as disclosed in the Offering Memorandum, each of the Ferrellgas Parties and their respective subsidiaries has good and valid title to all real properties and good title to all personal properties and assets described in the Offering Memorandum as being owned by them, in each case free from liens, claims, security interests or other encumbrances that would reasonably be expected to materially affect the value thereof or materially interfere with the use made or to be made thereof by them, taken as a whole, including liens, claims, security interests and other encumbrances pursuant to mortgage and/or security agreements given as security for certain non-compete agreements with the prior owners of certain businesses previously acquired by the Ferrellgas Parties and their subsidiaries; and except as disclosed in the Offering Memorandum, each of the Ferrellgas Parties and their subsidiaries hold any leased real property or buildings under valid and enforceable leases with no exceptions that would reasonably be expected to materially interfere with the use made by them, taken as a whole.

(w)                               Each of the Ferrellgas Parties and their consolidated subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date of this Agreement and have timely paid all taxes required to be paid by any of them, due thereon, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP (as defined below) or (ii) that, if not paid, would not reasonably be expected to have a Material Adverse Effect.

(x)                                 Except as disclosed in the Offering Memorandum, each of the Ferrellgas Parties and their subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except for those which the failure to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to any of the Ferrellgas Parties or any of their respective subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)                                 Except as otherwise disclosed in the Offering Memorandum or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) there is (A) no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Ferrellgas Parties’ knowledge, threatened, against the Ferrellgas Parties or any of their respective subsidiaries, and (B) no labor dispute with the employees of the Ferrellgas Parties or their respective subsidiaries exists or, to the knowledge of the Ferrellgas Parties, is imminent.

(z)                                  Each of the Ferrellgas Parties and their respective subsidiaries owns, possesses or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by it or presently employed by it, and has not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to any of the Ferrellgas Parties or any of their respective subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa)                          Except as disclosed in the Offering Memorandum, none of the Ferrellgas Parties or any of their respective subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), (ii) owns or operates any real property contaminated such that the clean-up or remediation is required by applicable environmental laws, (iii) is liable for any off-site disposal or contamination pursuant to any environmental laws, or (iv) is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb)                          Except as disclosed in the Offering Memorandum, there are no actions, suits or proceedings pending, or to the knowledge of the Ferrellgas Parties, threatened, against or affecting the Ferrellgas Parties or any of their respective subsidiaries or any of their respective properties, that, if determined adversely to any of the Ferrellgas Parties or any of their respective subsidiaries would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Ferrellgas Parties to perform its or their obligations under the Indenture, the Securities, this Agreement or the Registration Rights Agreement, as applicable.

(cc)                            The financial statements of the Company and its consolidated subsidiaries included in the Offering Memorandum present fairly in all material respects the financial position, results of operations and cash flows of all the entities purported to be shown thereby, at the dates and for the periods indicated, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods indicated, except as disclosed therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum and the Pricing Disclosure Package fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto

(dd)                          Grant Thornton LLP, the accountants who certified the financial statements and any supporting schedules thereto of the Company and its consolidated subsidiaries for the fiscal years ended July 31, 2016, 2015 and 2014 incorporated by reference into the Offering Memorandum are independent public accountants as required by the Securities Act, the Exchange Act and the published rules and regulations promulgated thereunder and the rules and regulations of the Public Company Accounting Oversight Board.

(ee)                            Except as disclosed in the Offering Memorandum, since the date of the latest audited financial statements of the Company and its consolidated subsidiaries included in the Offering Memorandum, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Ferrellgas Parties and their subsidiaries taken as a whole; and, except as disclosed in or contemplated by the Offering Memorandum or for the regular quarterly distributions on the general partner and limited partner interests of the Company, there has been no dividend or distribution of any kind declared, paid or made by any of the Ferrellgas Parties on any class of their respective equity interests.

(ff)                              Each of the Issuers is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(gg)                            Each of the Ferrellgas Parties is not and, after giving effect to (i) the offering and sale of the Securities and (ii) the application of the proceeds thereof as described in the Offering Memorandum, will not be an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (as amended, the “Investment Company Act”). Each of the Ferrellgas Parties is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum, will be exempt from regulation as an “investment company” as such term is defined in the Investment Company Act.

(hh)                          No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(ii)                                  Except as otherwise disclosed in the Offering Memorandum, each of the Ferrellgas Parties and their respective subsidiaries maintain insurance covering their properties, operations, personnel and businesses and the value of their respective properties as the Ferrellgas Parties believe prudent. None of the Ferrellgas Parties or their respective subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements (relating to the Ferrellgas Parties and their subsidiaries on a consolidated basis) or other substantial expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force at the Closing Date.

(jj)                                None of the Ferrellgas Parties has taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of either of the Issuers to facilitate the sale or resale of the Securities.

(kk)                          Each of the Issuers is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(ll)                                  Each of the Issuers and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Ferrellgas Parties make no representation) have complied with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(g)(2).

(mm)                  Except as disclosed in the Offering Memorandum, the proceeds to the Issuers from the offering of the Securities will not be used to purchase or carry any security.

(nn)                          The Securities and the Exchange Securities will conform in all material respects to the respective descriptions thereof contained in the Offering Memorandum.

(oo)                          On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

(pp)                          On the Closing Date, the Exchange Securities will have been duly authorized by each of the Issuers; and when the Exchange Securities are issued, executed, authenticated and delivered in accordance with the terms of the Exchange Offer Registration Statement and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Issuers, enforceable in accordance with their terms, except that the enforceability thereof may be limited by the Enforceability Exceptions.

(qq)                          None of the Ferrellgas Parties nor any of their subsidiaries is (i) in violation of its certificate of incorporation, certificate or agreement of limited partnership, limited liability company agreement, articles of formation or by-laws, as the case may be, or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of the Ferrellgas Parties or any of their subsidiaries is a party or is bound or by which their property is bound, except, in the case of clause (ii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(rr)                                Except as disclosed in the Offering Memorandum, there are no contracts, agreements or understandings between either of the Issuers, on the one hand, and any person, on the other hand, granting such person the right to require either of the Issuers to file a registration statement under the Securities Act with respect to any securities of either of the Issuers, or to require either of the Issuers to include such securities with the securities registered pursuant to any Registration Statement.

(ss)                              None of the Ferrellgas Parties or any of their subsidiaries or any agent thereof acting on the behalf of them (other than the Initial Purchasers, as to whom none of the Ferrellgas Parties nor any of their subsidiaries make any representation) has taken, and none of them will take, any action that would reasonably be expected to cause this Agreement or the issuance or sale of the Securities to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

(tt)                                No “nationally recognized statistical rating organization” as such term is defined for purposes of the Exchange Act (i) has imposed any condition (financial or otherwise) on any of the Ferrellgas Parties’ retaining any rating assigned to the Ferrellgas Parties or any of their respective securities, or (ii) has indicated to the Ferrellgas Parties that it is (A) downgrading, suspending, or withdrawing, or reviewing for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) changing the outlook for any rating of any of the Ferrellgas Parties or any of their respective securities (other than has previously been publicly disclosed by such organization).

(uu)                          The statistical and market-related data included in the Offering Memorandum are based on or derived from sources which the Ferrellgas Parties reasonably believe to be reliable and accurate in all material respects, and the Ferrellgas Parties have obtained the written consent to the use of such data from such sources to the extent required.

(vv)                          Each of the Ferrellgas Parties and their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(ww)                      Each of the Issuers and the Operating Partnership maintains a system of internal accounting controls that is in compliance in all material respects with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with its management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum and the Pricing Disclosure Package fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xx)                          Each of the Issuers and the Operating Partnership maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-14 of the Exchange Act) designed to ensure that information required to be disclosed by each of the Issuers and the Operating Partnership in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported in accordance with the Exchange Act and the rules and regulations thereunder. Each of the Issuers and the Operating Partnership has carried out evaluations, under the supervision and with the participation of its respective management, of the effectiveness of the design and operation of its respective disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act. The Issuers’ auditors and the Audit Committee of the Board of Directors of the General Partner have been advised of: (i) any significant deficiencies in the design or operation of any internal controls of the Issuers and the Operating Partnership that could adversely affect the ability of the Issuers and the Operating Partnership to record, process, summarize, and report financial data or any material weaknesses in internal controls; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in any of the Ferrellgas Parties’ internal controls. Since the end of the period covered by the Issuers’ most recent annual report on Form 10-K filed with the Commission, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(yy)                          Except as otherwise disclosed in the Offering Memorandum, each of the Ferrellgas Parties and their respective subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by each of the Ferrellgas Parties, their respective subsidiaries or their respective “ERISA Affiliates” (as defined below) are in compliance with ERISA, except where such noncompliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to an Issuer or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which such Issuer or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by an Issuer, its subsidiaries or any of their ERISA Affiliates which would reasonably be expected to have a Material Adverse Effect. No “employee benefit plan” established or maintained by an Issuer, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in Section 4001(a)(19) of ERISA) which would reasonably be expected to have a Material Adverse Effect. None of the Ferrellgas Parties, their respective subsidiaries nor any of their respective ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code, that would reasonably be expected to have a Material Adverse Effect.

(zz)                            No relationship, direct or indirect, exists between or among any of the Ferrellgas Parties, on the one hand, and any director, officer, partner, member, stockholder, customer or supplier of the Ferrellgas Parties, on the other hand, that would be required by the Securities Act to be described in a registration statement on Form S-1 that is not so described in the Offering Memorandum. Except as otherwise disclosed in the Offering Memorandum, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Ferrellgas Parties to or for the benefit of any of the officers or directors of the Ferrellgas Parties or any of their respective family members.

(aaa)                   None of the Ferrellgas Parties or their respective subsidiaries, nor any director, officer or, to the knowledge of the Ferrellgas Parties, any agent, affiliate, employee or other person associated with or acting on behalf of the Ferrellgas Parties or their respective subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee (including of any government-owned or controlled entity or of a public international organization) or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any other applicable anti-bribery or anti-corruption law; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Ferrellgas Parties and their respective subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(bbb)                   The operations of the Ferrellgas Parties and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Ferrellgas Parties or any of their respective subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Ferrellgas Parties or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Ferrellgas Parties, threatened.

(ccc)                      None of the Ferrellgas Parties nor any subsidiary, director, employee or officer thereof, nor, to the knowledge of the Ferrellgas Parties, any affiliate or other person associated with or acting on behalf of the Ferrellgas Parties or any of their respective subsidiaries is the subject or target of Sanctions. None of the Ferrellgas Parties nor any subsidiary thereof, is located, organized or resident in a Sanctioned Country. No part of the proceeds of the offering of the Securities hereunder will be used, directly or indirectly, by the Issuers in violation of Sanctions. For purposes hereof: (i) “Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or other relevant sanctions authority, or (b) the Canadian Office of the Superintendent of Financial Institutions and (ii) “Sanctioned Country” shall mean, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, including but not limited to, Crimea, Cuba, Iran, North Korea, Sudan and Syria). For the past five years, the Ferrellgas Parties and their respective subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

Any certificate signed by a partner or an officer of any of the Ferrellgas Parties and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by such Ferrellgas Party to each Initial Purchaser as to the matters set forth therein.

SECTION 2.                            Purchase, Sale and Delivery of the Securities.

(a)                                 The Securities. Each of the Issuers agrees to issue and sell to the Initial Purchasers, severally and not jointly, all of the Securities, and the Initial Purchasers agree, severally and not jointly, to purchase from the Issuers the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 94.3375% of the principal amount thereof, payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms, subject to the conditions thereto, herein set forth.

(b)                                 The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004 (or such other place as may be agreed to by the Company and Merrill Lynch at 9:00 a.m., New York City time, on January 30, 2017, or such other time and date as Merrill Lynch shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).

(c)                                  Delivery of the Securities. The Issuers shall deliver, or cause to be delivered, to Merrill Lynch for the accounts of the several Initial Purchasers certificates for the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as Merrill Lynch may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d)                                 Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Issuers that (i) it is a “qualified institutional buyer” within the meaning of Rule 144A (a “Qualified Institutional Buyer”), (ii) it will offer and sell Securities only to (A) persons who it reasonably believes are Qualified Institutional Buyers in transactions meeting the requirements of Rule 144A or (B) upon the terms and conditions set forth in Annex I to this Agreement; and (iii) it will not offer or sell Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

SECTION 3.                            Certain Agreements of the Ferrellgas Parties. Each of the Ferrellgas Parties, jointly and severally, agrees with the several Initial Purchasers that:

(a)                                 As promptly as practicable following the Time of Sale, the Issuers will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. The Issuers will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement. The Issuers will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall not have objected to such amendment or supplement. If, at any time prior to the later of the Closing Date and the completion of the resale of the Securities by the Initial Purchasers, any event occurs as a result of which the Pricing Disclosure Package or the Final Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the judgment of the Merrill Lynch or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Pricing Disclosure Package or the Final Offering Memorandum to comply with law, the Issuers promptly will notify Merrill Lynch of such event and promptly will prepare, at their own expense, an amendment or supplement which will correct such statement or omission. The Initial Purchasers’ delivery to offerees or investors of any such amendment or supplement shall not constitute a waiver of any of the conditions set forth in Section 4 hereof. Before making or distributing any Issuer Additional Written Communication, the Issuers will furnish to the Initial Purchasers a copy of such written communication for review and will not distribute any such written communication to which Merrill Lynch reasonably objects.

Each of the Ferrellgas Parties hereby expressly acknowledges that the indemnification and contribution provisions of Sections 7 and 8 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.

(b)                                 The Issuers will furnish to the Initial Purchasers copies of the Pricing Disclosure Package and the Final Offering Memorandum and all amendments and supplements to such documents, in each case, as soon as available and in such quantities as the Initial Purchasers reasonably request. Each of the Ferrellgas Parties, jointly and severally, will pay the expenses of printing and distributing to the Initial Purchasers all such documents.

(c)                                  The Issuers will cooperate with the Initial Purchasers and counsel thereto in connection with the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States as Merrill Lynch designates and the continuation of such qualifications in effect so long as required for the resale of the Securities by the Initial Purchasers. Notwithstanding the foregoing, neither of the Issuers shall be required to qualify as a foreign corporation, limited liability company or partnership, as the case may be, in any jurisdiction in which they are not so qualified or subject themselves to taxation in excess of a nominal dollar amount in any such jurisdiction where they are not then so subject (except service of process with respect to the offering and sale of the Securities). The Issuers will advise the Initial Purchasers promptly of the receipt by either of the Issuers of any notice with respect to any suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose that occurs during the period of one year after the Closing Date, and in the event of the issuance of any order suspending such qualification, registration or exemption during the period of one year after the Closing Date, each of the Issuers shall use its commercially reasonable efforts to obtain the withdrawal thereof.

(d)                                 During the period of one year after the Closing Date, the Ferrellgas Parties will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by any of them.

(e)                                  Each of the Ferrellgas Parties, jointly and severally, will pay all expenses incidental to the performance of their obligations under this Agreement, the Indenture and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses (not including fees and expenses of Initial Purchasers’ counsel) of the Issuers in connection with the execution, issue, authentication, packaging and initial delivery of the Securities and, as applicable, the

Exchange Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities, the Indenture, Pricing Disclosure Package and the Final Offering Memorandum and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Securities and as applicable, the Exchange Securities; (iii) the cost of any advertising approved in advance by the Issuers in connection with the issue of the Securities; (iv) any expenses (including reasonable fees and disbursements of counsel to the Initial Purchasers) incurred in connection with qualification of the Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States as Merrill Lynch designates and the printing of memoranda relating thereto; (v) any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities; and (vi) expenses incurred in distributing (including any form of electronic distribution) the preliminary offering memoranda, the Pricing Disclosure Package and the Final Offering Memorandum (including any amendments and supplements thereto). Each of the Ferrellgas Parties, jointly and severally, will also pay or reimburse the Initial Purchasers (to the extent incurred by them) for all reasonable travel expenses of the Initial Purchasers and the officers and employees of the Ferrellgas Parties and any other expenses of the Initial Purchasers and the Ferrellgas Parties in connection with attending or hosting meetings with prospective purchasers of the Securities from the Initial Purchasers, including net roadshows.

(f)                                   Each of the Issuers shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(g)                                  The Issuers will cooperate with the Initial Purchasers and use their commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(h)                                 Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, each of the Issuers shall file, on a timely basis, with the Commission and the New York Stock Exchange (“NYSE”) all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. At any time when an Issuer is not subject to Section 13 or 15(d) of the Exchange Act and the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, for the benefit of holders and beneficial owners from time to time of the Securities, such Issuer shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information satisfying the requirements of Rule 144A(d)(4) under the Securities Act.

(i)                                     In connection with the offering, until Merrill Lynch shall have notified the Issuers and the other Initial Purchasers of the completion of the resale of the Securities, none of the Ferrellgas Parties or any of their affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Securities or attempt to induce any person to purchase any Securities; none of the Ferrellgas Parties or any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Securities.

(j)                                    Except for the Exchange Offer Registration Statement, during the period beginning on the date hereof through and including the date that is 60 days after the date hereof, none of the Ferrellgas Parties will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any United States dollar-denominated debt securities issued or guaranteed by any of the Ferrellgas Parties and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, in each case without the prior written consent of Merrill Lynch.

(k)                                 None of the Ferrellgas Parties will at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(a)(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Securities.

(l)                                     Each certificate for a Security will bear the legend contained in “Notice to Investors” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

(m)                             Except as stated in this Agreement and in the Pricing Disclosure Package and the Final Offering Memorandum, the Ferrellgas Parties will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities.

Merrill Lynch, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by an Issuer of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.                            Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Ferrellgas Parties herein on the date hereof and the Closing Date, to the accuracy of the statements of officers of the Ferrellgas Parties made pursuant to the provisions hereof, to the performance by the Ferrellgas Parties of their obligations hereunder, and to the following additional conditions:

(a)                                 Accountant’s Comfort Letter. The Initial Purchasers shall have received a “comfort letter,” dated the date of this Agreement, of Grant Thornton LLP, in form and substance satisfactory to the Initial Purchasers confirming that Grant Thornton LLP are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder and covering certain financial information in the Preliminary Offering Memorandum and the Pricing Supplement and other customary matters.

(b)                                 No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i)                                     there shall not have occurred any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect (any such occurrence is called a “Material Adverse Change”), the effect of which, in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum; and

(ii)                                  there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities or indebtedness of any of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined in the Exchange Act.

(c)                                  Opinions of Counsel for the Issuers. On the Closing Date, the Initial Purchasers shall have received an opinion, dated the Closing Date, of Bracewell LLP, counsel for the Issuers, the form of which is attached as Exhibit A.

(d)                                 Opinion of Counsel for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(e)                                  Officers’ Certificate. The Initial Purchasers shall have received a written certificate or certificates, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of each of the General Partner (on behalf of itself, the Company and the Operating Partnership) and Finance Corp. to the effect set forth in Section 4(b)(ii) hereof, and in which such officers, to their knowledge after reasonable investigation, shall state (i) that the representations and warranties of each of the Ferrellgas Parties, as the case may be, in this Agreement are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date, (ii) that each of the Ferrellgas Parties, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iii) that, for the period from and after the date of this Agreement and prior to the Closing Date, there has not occurred any Material Adverse Change.

(f)                                   Bring-Down Comfort Letter. On the Closing Date, the Initial Purchasers shall have received from Grant Thornton LLP a “bring-down comfort letter” dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, in the form of the “comfort letter” delivered on the date of this Agreement, except that (i) it shall cover certain financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three (3) business days prior to the Closing Date.

(g)                                  Indenture. The Issuers and the Trustee shall have entered into the Second Supplemental Indenture and the Indenture shall be in full force and effect, and the Initial Purchasers shall have received counterparts thereof, conformed as executed.

(h)                                 Registration Rights Agreement. The Issuers and the Initial Purchasers shall have entered into the Registration Rights Agreement, and the Initial Purchasers shall have received counterparts thereof, conformed as executed.

(i)                                     CFO’s Certificate. The Initial Purchasers shall have received on and as of the date of this Agreement and the Closing Date a certificate of the chief financial officer of the Company in the form of Exhibit B hereto.

Each of the Ferrellgas Parties will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Initial Purchasers reasonably request. Merrill Lynch may in its sole discretion waive on behalf of the Initial Purchasers compliance with any conditions to the obligations of the Initial Purchasers hereunder, whether in respect of the Closing Date or otherwise.

If any condition specified in this Section 4 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Ferrellgas Parties at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 3(e), 5, 7 and 8 hereof shall at all times be effective and shall survive such termination.

SECTION 5.                            Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Initial Purchasers pursuant to Section 4 or 9 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Ferrellgas Parties to perform any agreement herein or to comply with any provision hereof (other than by reason of a default by any of the Initial Purchasers), the Ferrellgas Parties agree to reimburse the Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 6.                            Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and each of the Ferrellgas Parties, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(A)                               Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(B)                               No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(C)                               Upon original issuance by the Issuers, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the following legend:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE, NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”), EXCEPT THAT THE NOTES MAY BE TRANSFERRED (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ENDORSED THEREON ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF AND IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THE NOTES AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL

AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (1) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (F) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (2) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

SECTION 7.                            Indemnification.

(a)                                 Indemnification of the Initial Purchasers. Each of the Ferrellgas Parties, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Ferrellgas Parties), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser and each such director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Merrill Lynch) as such expenses are reasonably incurred by such Initial Purchaser or such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Issuers by the Initial Purchasers through the Representative expressly for use in the Preliminary Offering Memorandum, Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Ferrellgas Parties may otherwise have.

(b)                                 Indemnification of the Ferrellgas Parties. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless each of the Ferrellgas Parties, and each of their respective partners, directors, officers and each person, if any, who controls the Ferrellgas Parties within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Ferrellgas Parties or any such partner, director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Issuers by such Initial Purchaser through the Representative expressly for use therein; and to reimburse the Issuers and each such partner, director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Issuers or such partner, director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Ferrellgas Parties hereby acknowledges that the only information that the Initial Purchasers have furnished to the Issuers expressly for use in the Preliminary Offering Memorandum, Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the fourth and fifth sentences of the twelfth paragraph and in the fourteenth paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c)                                  Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 7 to the extent it is not materially prejudiced as a proximate result of such failure and in any event shall not relieve it from any liability which it may have otherwise than under the indemnity agreement contained in this Section 7. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Merrill Lynch in the case of Sections 7(b) and 8 hereof), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)                                 Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 7, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 8.                            Contribution.  If the indemnification provided for in Section 7 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Ferrellgas Parties, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Ferrellgas Parties, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Ferrellgas Parties, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (after deducting discounts and commissions to the Initial Purchasers but before deducting expenses) received by the Issuers, and the total purchase discounts and commissions received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Ferrellgas Parties, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Ferrellgas Parties, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7 hereof for purposes of indemnification.

The Ferrellgas Parties and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the discount and commission received by such Initial

Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 8, each affiliate, director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of either of the Issuers, and each person, if any, who controls either of the Issuers with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Issuers.

SECTION 9.                            Termination of this Agreement.  Prior to the Closing Date, this Agreement may be terminated by the Initial Purchasers by notice given to the Issuers if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE; (ii) trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission, the Nasdaq Stock Market, the NYSE or the Financial Industry Regulatory Authority; (iii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iv) there shall have occurred any outbreak or escalation of national or international hostilities involving the United States or any crisis or calamity, or any change in the United States or international financial markets, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; or (v) in the judgment of the Representative there shall have occurred any Material Adverse Change. Any termination pursuant to this Section 9 shall be without liability on the part of (a) the Ferrellgas Parties to any Initial Purchaser, except that in the case of any termination pursuant to clause (i) or (v) of this Section 9, the Ferrellgas Parties shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 3(e) and 5 hereof, (b) any Initial Purchaser to the Ferrellgas Parties, or (c) any party hereto to any other party except that the provisions of Sections 7 and 8 hereof shall at all times be effective and shall survive such termination.

SECTION 10.                     Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Ferrellgas Parties, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Ferrellgas Parties or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 11.                     Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

Merrill Lynch, Pierce, Fenner & Smith

Incorporated
50 Rockefeller Plaza
New York, New York 10020
 Facsimile: (212) 901-7897
Attention: High Yield Legal Department

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Facsimile: (212) 859-4000
Attention: Stuart H. Gelfond, Esq.

If to the Ferrellgas Parties:

Ferrellgas Partners, L.P.
7500 College Boulevard, Suite 1000
Overland Park, Kansas 66210
Facsimile: (816) 792-7985
Attention: Alan C. Heitmann

with a copy to:

Bracewell LLP
711 Louisiana Street, Suite 2300
Houston, Texas 77002
Facsimile: (713) 221-1212
Attention: Robin J. Miles and Charles H. Still, Jr.

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 12.                     Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 15 hereof, and to the benefit of the indemnified parties referred to in Sections 7 and 8 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser of other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 13.                     Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, then to the extent practicable there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 14.                     Governing Law Provisions and Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 15.                     Default of One or More of the Several Initial Purchasers.  If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Issuers for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 3(e), 5, 7 and 8 hereof shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Issuers shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 15. Any action taken under this Section 15 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 16.                     No Advisory or Fiduciary Responsibility.  Each of the Ferrellgas Parties acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Ferrellgas Parties, on the one hand, and the several Initial Purchasers, on the other hand, and the Ferrellgas Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Ferrellgas Parties or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Ferrellgas Parties with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Ferrellgas Parties on other matters) or any other obligation to the Ferrellgas Parties except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Ferrellgas Parties and that the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Ferrellgas Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Ferrellgas Parties and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Ferrellgas Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Ferrellgas Parties may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

SECTION 17.                     General Provisions.

(a)                                 Any action by the Initial Purchasers hereunder may be taken by Merrill Lynch on behalf of the Initial Purchasers, and any such action taken by Merrill Lynch shall be binding upon the Initial Purchasers.

(b)                                 In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Ferrellgas Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

(c)                                  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(d)                                 For purposes of this Agreement (i) “business day” means any day on which the NYSE is open for trading and (ii) “subsidiary” has the meaning set forth in Rule 405 of the rules and regulations under the Securities Act.

(e)                                  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

(f)                                   The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Ferrellgas Parties the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

FERRELLGAS, INC.

By:	/s/ Alan C. Heitmann
Alan C. Heitmann
Executive Vice President; Chief Financial Officer and Treasurer

FERRELLGAS PARTNERS, L.P.
By: Ferrellgas, Inc., its general partner

By:	/s/ Alan C. Heitmann
Alan C. Heitmann
Executive Vice President; Chief Financial Officer and Treasurer

FERRELLGAS PARTNERS FINANCE CORP.

By:	/s/ Alan C. Heitmann
Alan C. Heitmann
Chief Financial Officer and Sole Director

FERRELLGAS, L.P.
By: Ferrellgas, Inc., its general partner

By:	/s/ Alan C. Heitmann
Alan C. Heitmann
Executive Vice President; Chief Financial Officer and Treasurer

[Signature Page to Purchase Agreement]

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

CAPITAL ONE SECURITIES, INC.

FIFTH THIRD SECURITIES, INC.

J.P. MORGAN SECURITIES LLC

WELLS FARGO SECURITIES, LLC

SUNTRUST ROBINSON HUMPHREY, INC.

BMO CAPITAL MARKETS CORP.

PNC CAPITAL MARKETS LLC

By: MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:	/s/ J. Lex Maultsby
Name: J. Lex Maultsby
Title: Managing Director

[Signature Page to Purchase Agreement]

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$54,775,000
Capital One Securities, Inc.	27,335,000
Fifth Third Securities, Inc.	27,335,000
J.P. Morgan Securities LLC	18,235,000
Wells Fargo Securities, LLC	18,235,000
SunTrust Robinson Humphrey, Inc.	14,525,000
BMO Capital Markets Corp.	7,280,000
PNC Capital Markets LLC	7,280,000
Total	$175,000,000

SCHEDULE B

SUBSIDIARIES OF FERRELLGAS PARTNERS, L.P.

1.              Ferrellgas, L.P., a Delaware limited partnership

2.              Ferrellgas Partners Finance Corp., a Delaware corporation

3.              Ferrellgas Receivables, LLC, a Delaware limited liability company

4.              Ferrellgas Finance Corp., a Delaware corporation

5.              Blue Rhino Canada, Inc., a Delaware corporation

6.              Blue Rhino Global Sourcing, Inc., a Delaware corporation

7.              Uni Asia, Ltd, a Seychelles limited company

8.              Bridger Logistics, LLC, a Louisiana limited liability company

9.              Bridger Transportation, LLC, a Louisiana limited liability company

10.       Bridger Leasing, LLC, a Louisiana limited liability company

11.       Bridger Energy, LLC, a Delaware limited liability company

12.       Bridger Storage, LLC, a Louisiana limited liability company

13.       Bridger Marine, LLC, a Delaware limited liability company

14.       Bridger Admin Services II, LLC, a Delaware limited liability company

15.       Bridger Rail Shipping, LLC, a Louisiana limited liability company

16.       South C&C Trucking, LLC, a Texas limited liability company

17.       Bridger Terminals, LLC, a Delaware limited liability company

18.       Bridger Swan Ranch, LLC, a Delaware limited liability company

19.       Bridger Real Property, LLC, a Delaware limited liability company

20.       J.J. Addison Partners, LLC, a Texas limited liability company

21.       J.J. Karnack Partners, LLC, a Texas limited liability company

22.       J.J. Liberty, LLC, a Texas limited liability company

23.       Bridger Environmental, LLC, a Texas limited liability company

24.       Bridger Lake, LLC, a Delaware limited liability company

EXHIBIT A

[Form of]

Opinion of counsel of Bracewell LLP to be delivered pursuant to Section 4(c) of the Purchase Agreement.

EXHIBIT B

[Form of]

Chief Financial Officer’s Certificate

January [•], 2017

This Chief Financial Officer’s Certificate (this “Certificate”) is delivered pursuant to Section 4(i) of the Purchase Agreement, dated as of January 24, 2017 (the “Purchase Agreement”) among Ferrellgas Partners, L.P. (the “Company”), Ferrellgas Partners Finance Corp. (“Finance Corp.” and, together with the Company, the “Issuers”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representative of the several initial purchasers named in Schedule A thereto in connection with the offer and sale of $175,000,000 aggregate principal amount of the 8⅝% Senior Notes due 2020 (the “Securities”) of the Issuers. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Purchase Agreement.

I, Alan C. Heitmann, the Executive Vice President, Chief Financial Officer and Treasurer of Ferrellgas, Inc., a Delaware corporation and the general partner of the Company and the Operating Partnership, hereby certify in such capacity on behalf of the Company and not in any individual capacity (and without any personal liability in respect thereof), that:

1.                                      I am providing this certificate in connection with the offering by the Issuers of the Securities pursuant to the Purchase Agreement, as described in the [Preliminary Offering Memorandum/Final Offering Memorandum].

2.                                      I am responsible for supervising the preparation of the Company’s financial statements and knowledgeable with the financial accounting, reporting and control systems of the Company.

3.                                      I have read the [Preliminary Offering Memorandum/Final Offering Memorandum], including the documents incorporated by reference therein.

4.                                      I have supervised the preparation of and reviewed the circled information contained on the attached Schedule I, which is included in or incorporated by reference into the [Preliminary Offering Memorandum/Final Offering Memorandum]. I certify that the circled information identified on Schedule I either appears in or has been directly derived from the accounting records of the Ferrellgas Parties; and, to the best of my knowledge, such information is true and correct.

[Signature page follows]

ANNEX I

Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance on Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”